UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2002

EXPEDIA, INC.
(Exact Name of registrant as specified in charter)

Washington
(State or other jurisdiction of incorporation)

000-27429
(Commission File Number)

91-1996083
(IRS Employer Identification No.)

13810 SE Eastgate Way, Suite 400
Bellevue, WA 98005
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (425) 564-7200

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On July 11, 2002, the Special Committee of the Board of Directors of Expedia, Inc. issued a press release commenting on Expedia’s standalone prospects in light of the statements made by USA Interactive, Expedia’s majority shareholder, regarding its intent to acquire the remaining shares in Expedia.

Item 7.    Exhibits.

The following item is attached as an exhibit hereto:

Exhibit 99.1	Press release of the Special Committee of the Board of Directors of Expedia, Inc. dated July 11, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ GREGORY S. STANGER
Gregory S. Stanger Sr. Vice President and Chief Financial Officer

Dated: July 11, 2002

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